MODIFICATION AGREEMENT

          Agreement dated this 3rd day of February, 1995 by and between Advanced Medical, Inc., a Delaware corporation ("AM") and
Decisions Incorporated, a Delaware corporation ("Decisions").

                         Background

          AM and Decisions are parties to a promissory note dated January 4, 1994, in the original principal amount of $6 million
(as amended by a letter agreement dated May 13, 1994, the "First Note") (which matures no later than January 4, 2001) and a promissory note dated August 12, 1994 in the original principal amount of $6.5 million (which matures on January 4, 2001) (the "Second Note" and together with the First Note, the "Decisions Notes"). AM currently has outstanding $60 million in original principal amount of 7.25 percent convertible subordinated debentures (the "Debentures") (which mature on January 15, 2002).

          AM desires to engage in one or more transactions (the "Transactions") pursuant to which, in consideration of the conversion of a portion of the Debentures into an aggregate of up to 2,847,457 million shares of common stock of AM in accordance with the terms of the Debentures (involving the conversion of approximately 86.1 percent of the outstanding principal amount of each such Debenture) and the surrender to AM of a portion of the Debentures (constituting, with respect to each such Debenture, the balance of such Debenture remaining outstanding following the conversion of 86.1 percent thereof as contemplated above), AM will issue to the holders of the Debentures, promissory notes in the form contemplated in the indenture attached hereto as Exhibit 1 (such notes, together with the related indenture and all of the terms and provisions thereof, collectively, the "New Notes") having an aggregate principal amount not to exceed $30 million (to be issued to each Debenture holder in an original principal amount equal to 50 percent of the outstanding principal amount of the Debentures converted and surrendered as contemplated above), due not more than four (4) years from the date of issuance and bearing interest at the rate of 15 percent per annum. AM and Decisions desire to maintain the priority of the Decisions Notes with respect to final payment over the indebtedness currently embodied in the Debentures.
Decisions desires to consent, pursuant to the terms of the Decisions Notes, to the issuance of the New Notes and the payment of interest and principal in accordance with the terms thereof, and AM and Decisions desire to amend the Decisions Notes in order to more clearly reflect the existing agreement of the parties regarding payments AM is permitted to make with respect to indebtedness of AM.

          NOW THEREFORE, the parties hereto, desiring to be bound, do hereby agree as follows:

          1. Supplement to the Decisions Notes. In addition to the other terms and provisions of the Decisions Notes (as modified hereby) or of or with respect to the New Notes, AM hereby agrees that not less than ten (10) days prior to the date of the payment of any principal portion of any New Note (including, without limitation, any prepayment or redemption thereof or any similar payment thereunder, other than the payment of regularly scheduled interest thereon) AM will deliver written notice thereof to Decisions (the "Payment Notice") which notice shall specify the date upon which AM intends to make such payment. For a period of five (5) days following the date of receipt of the Payment Notice by Decisions (the "Exercise Period") Decisions will have the right (the "Acceleration Right") to declare all or any portion of the outstanding interest and principal under the Decisions Notes (or either of them) to be immediately due and payable, such right to be exercised by delivery of notice thereof (the "Decisions Notice") by Decisions to AM prior to the expiration of the Exercise Period.

          In the event of the exercise of the Acceleration Right by Decisions, all such outstanding amounts so specified by Decisions in the Decisions Notice (the "Accelerated Amounts") under the Decisions Notes shall immediately become due and payable and AM shall thereafter make no further payment under the New Notes or the Debentures until the Accelerated Amounts have been paid in full.

          Any failure of AM to comply with the terms and provisions of this Modification Agreement in any material respect shall, upon notice thereof by Decisions, constitute an Event of Default (as such term is defined in Decisions Notes) under the Decisions Notes.

          2. Modification of First Note. The First Note is hereby modified as follows:

            (i)     the following terms are added to Article I:

                    "New Notes" shall have the meaning
attached to it in the January 1995 Agreement.

                    "January 1995 Agreement" shall mean the
Modification Agreement dated February 3, 1995, between the
Initial Noteholder and the Company.

           (ii) the following terms in Article I are amended and restated in their entirety as follows:

                    "GECC Loan" shall mean the Loan Agreement, dated August 12, 1994, between IMED Corporation ("IMED") and
General Electric Capital Corporation ("GECC").

                    "GECC 1993 Intercreditor Agreement" shall mean the Intercreditor Agreement dated January 3, 1994 between the Initial Noteholder and GECC, as modified by the terms of the Subordination Agreement, dated August 12, 1994, between the Initial Noteholder and GECC, as agent.

          (iii)     Article II is hereby deleted and the
following is substituted therefor:

          "ARTICLE II RANKING OF THE NOTE. Any Indebtedness of the Company evidenced by this Note shall be senior in right of payment to any of the Company's Indebtedness, including, without limitation, the Debentures and the New Notes, provided, however, that Indebtedness of the Company evidenced by this Note shall constitute Indebtedness ranking pari passu with the Indebtedness outstanding under the promissory note of the Company dated August 12, 1994, payable to Decisions Incorporated as the same has heretofore or is hereafter modified, amended or supplemented; and provided further, however, that subject to the terms and provisions of the New Notes and of the January 1995 Agreement, so long as there exists no Event of Default hereunder and no event which, with the passage of time or the giving of notice or both would result in the occurrence of an Event of Default, the Company may make: (i) any payment on any Indebtedness of the Company outstanding as of the date hereof in accordance with and subject to the terms thereof; (ii) any payment under the New Notes in accordance with and subject to the terms thereof; and
(iii) any payment of regularly scheduled interest upon any other Indebtedness, when the same is due and payable in accordance with and subject to the terms thereof."

          (iii) Section 3.1 of Article III is amended and restated in its entirety as follows:

          "SECTION 3.1. Creation of Indebtedness. So long as this Note shall remain outstanding the Company shall not, without having obtained the prior written consent of the Noteholder, create, incur, assume or guarantee any Indebtedness: (i) which is secured by any lien, claim, security interest or other encumbrance on any assets, property or rights of the Company or any Affiliate, or upon the income derived therefrom; or (ii) the principal portion of which is due or payable prior to the payment in full of the Indebtedness evidenced by this Note: (x) in each case, other than those arising with respect to the GECC Loan; and
(y) in the case of clause (ii), other than the New Notes."

          3. Modification of the Second Note. The Second Note is hereby modified as follows:

            (i)     The following terms are added to
Article I:

                    "New Notes" shall have the meaning
attributed to it in the January 1995 Agreement.

                    "January 1995 Agreement" shall mean the
Modification Agreement dated February 3, 1995 between the Initial
Noteholder and the Company.

           (ii) Article II is deleted and the following is substituted therefor:

          "ARTICLE II RANKING OF THE NOTE. Any Indebtedness of the Company evidenced by this Note shall be senior in right of payment to any of the Company's Indebtedness, including, without limitation, the Debentures and the New Notes, provided, however, that Indebtedness of the Company evidenced by this Note shall constitute Indebtedness ranking pari passu with the Indebtedness outstanding under the promissory note of the Company dated January 4, 1994, payable to Decisions Incorporated as the same has heretofore or is hereafter modified, amended or supplemented; and provided further, however, that subject to the terms and provisions of the New Notes and of the January 1995 Agreement, so long as there exists no Event of Default hereunder and no event which, with the passage of time or the giving of notice or both would result in the occurrence of an Event of Default, the Company may make: (i) any payment on any Indebtedness of the Company outstanding as of the date hereof in accordance with and subject to the terms thereof; (ii) any payment under the New Notes in accordance with and subject to the terms thereof; and
(iii) any payment of regularly scheduled interest upon any other Indebtedness, when the same is due and payable in accordance with and subject to the terms thereof."

             (iii) Section 3.1 of Article III is amended and restated in its entirety as follows:

          "SECTION 3.1. Creation of Indebtedness. So long as this Note shall remain outstanding the Company shall not, without having obtained the prior written consent of the Noteholder, create, incur, assume or guarantee any Indebtedness: (i) which is secured by any lien, claim, security interest or other encumbrance on any assets, property or rights of the Company or any Affiliate, or upon the income derived therefrom; or (ii)the principal portion of which is due or payable prior to the payment in full of the Indebtedness evidenced by this Note: (x) in each case, other than those arising with respect to the GECC Loan

Agreement; and (y) in the case of clause (ii), other than the New
Notes."

          4. Representations and Warranties of AM. AM makes the following representations and warranties to Decisions:

          (a) Organizational Status and Authority of AM. AM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the power and authority to enter into this Modification Agreement, to consummate the transactions contemplated hereby and otherwise carry out its obligations hereunder. The execution, delivery and performance of this Modification Agreement and the consummation of the transactions contemplated hereby by AM have been duly authorized by all necessary action on the part of AM. This Modification Agreement when executed and delivered by AM, constitutes the legal, valid and binding obligation of AM, enforceable against AM in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization and other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity.

          (b) Modification Agreement Not in Breach of Other Instruments Affecting AM. The execution and delivery of this Modification Agreement, the consummation of the transactions contemplated by this Modification Agreement and the fulfillment of the terms of this Modification Agreement by AM will not result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, any agreement or other instrument by which AM is bound, AM's Certificate of Incorporation or bylaws or other comparable organizational documents, any judgment, decree, order or award of any court, governmental body or arbitrator applicable to AM, or any applicable law, rule or regulation.

          (c) No Consents Required. The execution and delivery of this Modification Agreement, the consummation of the transactions provided for in this Modification Agreement by AM and the fulfillment of the terms of this Modification Agreement by AM do not require the consent of any governmental authority or any other Person.

          5.   Representations and Warranties of Decisions.
Decisions makes the following representations and warranties to
AM:

          (a) Organizational Status and Authority of Decisions. Decisions is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the power and authority to enter into this Modification

Agreement, to consummate the transactions contemplated hereby and otherwise carry out its obligations hereunder. The execution, delivery and performance of this Modification Agreement and the consummation of the transactions contemplated hereby by Decisions have been duly authorized by all necessary action on the part of Decisions. This Modification Agreement when executed and delivered by Decisions, constitute the legal, valid and binding obligation of Decisions, enforceable against Decisions in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization and other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity.

          (b) Modification Agreement Not in Breach of Other Instruments Affecting Decisions. The execution and delivery of this Modification Agreement, the consummation of the transactions contemplated by this Modification Agreement and the fulfillment of the terms of this Modification Agreement by Decisions will not result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, any agreement or other instrument by which Decisions is bound, Decision's Certificate of Incorporation or bylaws or other comparable organizational documents, any judgment, decree, order or award of any court, governmental body or arbitrator applicable to Decisions, or any applicable law, rule or regulation.

          (c) No Consents Required. The execution and delivery of this Modification Agreement, the consummation of the transactions provided for in this Modification Agreement by Decisions and the fulfillment of the terms of this Modification
Agreement by Decisions do not require the consent of any governmental authority or any other Person.

          6.   Additional Covenants.

          (a) AM will not issue the New Notes: (i) other than in accordance with the terms of the Transaction as contemplated herein; (ii) in a form containing any material deviation from the form attached hereto as Exhibit 1 hereto; or (iii) in excess of $30 million in aggregate principal amount.

          (b) AM will not, without the prior written consent of Decisions, which may be withheld in its discretion, consent or agree to any modification, amendment or waiver of any term or provision of any New Note; provided, however, that the foregoing shall not be deemed to limit the right or ability of AM to comply with its obligations under Section 3 (Future Exchanges) under that certain agreement of even date between AM, Fidelity Select Healthcare Fund and Fidelity Convertible Securities Fund.

          7.   Miscellaneous.

          (a) No Waiver; Cumulative Remedies. No failure or delay on the part of Decisions in exercising any right, power or remedy under this Modification Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under this Modification Agreement. The remedies provided in this Modification Agreement are cumulative and not exclusive of any remedies provided by law.

          (b) Amendments, Etc. No amendment, modification, termination, or waiver of any provision of this Modification Agreement nor consent to any departure by AM therefrom, shall in any event be effective unless the same shall be in writing and signed by Decisions, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice or demand on AM in any case shall entitle AM to any other or further notice or demand in similar or other circumstances.

          (c) Addresses for Notices, Etc. All notices, requests, demands, directions and other communications provided for under this Modification Agreement (including, without limitation, Section 1 hereof) shall be in writing and shall be effective when delivered at the addresses indicated below:

          If to the AM:

          Advanced Medical, Inc.
          9775 Businesspark Avenue
          San Diego, California 92131
          Attention: Chief Financial Officer

          If to the Decisions:

          Decisions Incorporated
          22 Saw Mill River Road
          Hawthorne, New York 10532
          Attention: President

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section.

          (d) Payment on Non-Business Days. Whenever any payment to be made under this Modification Agreement shall be stated to be due on a Saturday, Sunday or holiday such payment may be made on the next succeeding business day, and such extension of time shall in such case be included in the computation of payment of interest.

          (e)  Binding Effect; Assignment.  This Modification
Agreement shall be binding upon and inure to the benefit of such parties and their respective successors and assigns.

          (f) Governing Law. This Modification Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within such State.

          (g) Severability of Provisions. Any provision of this Modification Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          (h) Headings. Article and Section headings in this Modification Agreement are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose.

          (i)  Debentures.  The Indebtedness under the
Decisions Notes, as modified and supplemented hereby, constitutes
"Senior Indebtedness" within the meaning ascribed to such term under the indenture creating the Debentures and under the New
Notes.

          (j) Counting Days. In computing any number of days for purposes of this Modification Agreement, all days will be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which Federal banks are or may elect to be closed, then the final day will be deemed to be the next day which is not a Saturday, Sunday or such holiday.

          IN WITNESS WHEREOF, the parties hereto have caused this Modification Agreement to be executed by their proper corporate officers thereunto duly authorized as of the date first above written.

                              ADVANCED MEDICAL, INC.
                              By: /s/ Joseph W. Kuhn


                              DECISIONS INCORPORATED
                              By: /s/ Jeffry M. Picower